Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
P. Steven Melman, VP, Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions® Reports Third Quarter
2008 Results
     SAN JOSE, Calif.—October 28, 2008—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its third fiscal quarter ended September 30, 2008.
     Total revenue for the third fiscal quarter of 2008 totaled $18.8 million, down 11% from $21.1 million in the second fiscal quarter of 2008 and down 22% when compared with total revenue of $24.1 million for the third fiscal quarter of 2007. Gain share revenue totaled $5.4 million, down 4% from $5.7 million in the second fiscal quarter of 2008 and down 20% when compared to gain share revenue of $6.8 million for the third fiscal quarter of 2007. Net loss for the third fiscal quarter was $12.2 million, or $0.44 per basic and diluted share, compared to a net loss of $1.9 million, or $0.07 per basic and diluted share in the second fiscal quarter of 2008 and a net loss for the third fiscal quarter of 2007 of $939,000, or $0.03 per basic and diluted share.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense, amortization of acquired technology and intangible assets, loss on sale of commercial paper from bankrupt institution, deferred tax asset valuation allowance, and their related income tax effects, as applicable. Using this non-GAAP measure, the non-GAAP net income for the third fiscal quarter of 2008 totaled approximately $192,000, or $0.01 per diluted share, compared with non-GAAP net income of $5.3 million, or $0.19 per diluted share, for the third fiscal quarter of 2007.
     Additionally, during the third quarter ended September 30, 2008, PDF Solutions utilized a portion of the $10 million share repurchase plan previously authorized by its Board of Directors to repurchase 81,300 of its shares on the open market at a weighted average cost of $6.11, for a total repurchase value of $497,000. Early in the fourth quarter ending December 31, 2008, PDF Solutions completed its acquisition of the fault, detection and classification business of Triant Holdings, Inc., a British Columbia corporation. Additional information regarding this acquisition is described in Form 8-K’s filed by the Company with the Securities and Exchange Commission on September 2, 2008 and October 14, 2008.
     As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
     In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, loss on sale of commercial paper from bankrupt institution, deferred tax asset valuation allowance, and their related income tax effects, as applicable. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF Solutions’ operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF Solutions’ management believes that excluding the effects of stock-based compensation expense, amortization of acquired technology and intangible assets, loss on sale of commercial paper from bankrupt institution, deferred tax asset valuation allowance, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of loss on sale of commercial paper from bankrupt institution) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
     PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.
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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$27,026	$35,315
Short-term investments	15,178	9,949
Accounts receivable, net	33,355	38,526
Prepaid expenses, deferred tax assets, and other current assets	5,543	5,030

Total current assets	81,102	88,820
Property and equipment, net	3,049	3,621
Non-current investments	841	—
Goodwill	64,103	65,170
Intangible assets, net	10,342	12,818
Other non-current assets	600	8,922

Total assets	$160,037	$179,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$393	$421
Accounts payable	1,810	3,469
Accrued compensation and related benefits	5,874	5,950
Other accrued liabilities	2,292	2,604
Taxes payable	31	208
Deferred revenue	2,966	3,159
Billings in excess of recognized revenue	115	553

Total current liabilities	13,481	16,364
Long-term debt	550	907
Long-term taxes payable	3,339	5,581
Other liabilities	1,295	29

Total liabilities	18,665	22,881

Stockholders’ equity:
Preferred stock	—	—
Common stock	4	4
Additional paid-in-capital	187,373	181,566
Treasury stock at cost	(14,632)	(11,524)
Accumulated deficit	(33,569)	(16,892)
Accumulated other comprehensive income	2,196	3,316

Total stockholders’ equity	141,372	156,470

Total liabilities and stockholders’ equity	$160,037	$179,351

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Design-to-silicon-yield solutions	$13,348	$17,261	$43,824	$52,318
Gainshare performance incentives	5,417	6,807	16,402	17,590

Total revenues	18,765	24,068	60,226	69,908

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	7,152	8,100	22,185	22,976
Amortization of acquired technology	631	1,331	1,893	4,516

Total cost of design-to silicon-yield solutions	7,783	9,431	24,078	27,492

Gross margin	10,982	14,637	36,148	42,416

Operating expenses:
Research and development	7,835	9,008	26,045	26,175
Selling, general and administrative	5,401	5,789	17,346	18,278
Amortization of other acquired intangible assets	194	985	583	3,029
Restructuring charges	—	—	1,471	—

Total operating expenses	13,430	15,782	45,445	47,482

Loss from operations	(2,448)	(1,145)	(9,297)	(5,066)

Interest and other income, net	(343)	322	397	1,347

Loss before taxes	(2,791)	(823)	(8,900)	(3,719)
Income tax provision	9,433	116	7,777	276

Net loss	$(12,224)	$(939)	$(16,677)	$(3,995)

Net loss per share — basic and diluted	$(0.44)	$(0.03)	$(0.60)	$(0.14)

Weighted average common shares — basic and diluted	27,540	28,223	27,663	28,127

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PDF SOLUTIONS, INC.
NON-GAAP RESULTS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2008	2007
GAAP net loss	$(12,224)	$(939)
Stock-based compensation expense — cost of design-to-silicon-yield solutions	454	435
Stock-based compensation expense — research and development	536	553
Stock-based compensation expense — selling, general and administrative	723	682
Amortization of acquired core technology	631	1,331
Amortization of other acquired intangible assets	194	985
Loss on sale of commercial paper from bankrupt institution	445	—
Deferred tax asset valuation allowance	9,433	—
Tax impact on reversal of stock-based compensation and amortization of intangible assets	—	2,280

Non-GAAP net income	$192	$5,327

GAAP net loss per diluted share	$(0.44)	$(0.03)

Non-GAAP net income per diluted share	$0.01	$0.19

Shares used in computing diluted non-GAAP measure of net income per share	27,688	28,713

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